PROMISSORY NOTE

Amount: $ 40,000.00

Nakomis, Florida

June 13, 2011

For value received, RAINBOW CORAL CORPORATION (hereafter Rainbow) promises to pay to the order of LOUIS FOXWELL (hereafter Louis) the sum of FORTY THOUSAND AND NO/100 ($40,000.00) DOLLARS, for the purchase of the shares of Father Fish Aquarium, Inc. as represented by the Stock Purchase Agreement entered into on June 13, 2011. This Promissory Note shall bear interest at the rate of SIX (6 %) PER CENT per annum from date above until paid, payable at 769 US Highway 441 By Pass, Venice, Florida, 34285, in monthly installments of $2,500 starting July 1, 2011 with a final balloon payment due on February 1, 2013.

Payment, as received, shall be imputed first to payment of interest and thereafter to principal until payment of the entire obligation. Default shall, at the option of the holder hereof, without notice of default, mature the entire obligation. Rainbow and Louis agree that in the event of default, the only remedy available to Louis shall be the delivery to Louis of 100% of the shares of stock of FATHER FISH AQUARIUM, INC. representing 100% of the issued and outstanding shares of FATHER FISH AQUARIUM, INC. Rainbow agrees that it shall not issue additional shares and further that should an issuance occur it will not be considered as authorized by Rainbow. In the event of default, RAINBOW CORAL CORPORATION agrees that it will cooperate in signing any and all documents necessary for the transfer to Louis of any and all existing assets.

Rainbow reserves the right to pre-pay all or any part of this obligation without penalty. All makers, endorsers and sureties hereto hereby severally waive presentment for payment, demand, protest, notice of protest for nonpayment and all pleas of division and discussion and agree that payment hereof may be extended without notice thereof, and in the event this note is placed in the hands of an attorney for collection of same or any part thereof, including interest, whether with or without suit, to pay attorney's fees of Louis should he prevail, which are hereby fixed at twenty-five (25%) per cent on the amount due.

By: ______________________________

LOUIS FOXWELL, President
RAINBOW CORAL CORPORATION